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Exhibit 5.2

March 20, 2015

HCC Capital Trust I
HCC Capital Trust II
13403 Northwest Freeway Houston,
Texas 77040-6094

        Re: HCC Capital Trust I and HCC Capital Trust II

Ladies and Gentlemen:

        We have acted as special Delaware counsel for HCC Insurance Holdings, Inc., a Delaware corporation (the "Company"), HCC Capital Trust I, a Delaware statutory trust ("Trust I"), and HCC Capital Trust II, a Delaware statutory trust ("Trust II") (Trust I and Trust II are hereinafter collectively referred to as the "Trusts" and sometimes hereinafter individually referred to as a "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

        For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

        (a)   The Certificate of Trust of Trust I, dated September 19, 2000, as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on September 19, 2000, as amended by the Certificate of Amendment to Certificate of Trust of Trust I, dated February 29, 2008, as filed with the Secretary of State on March 4, 2008 (as so amended, the "Trust I Certificate of Trust");

        (b)   The Certificate of Trust of Trust II, dated September 19, 2000, as filed with the Secretary of State on September 19, 2000, as amended by the Certificate of Amendment to Certificate of Trust of Trust II, dated February 29, 2008, as filed with the Secretary of State on March 4, 2008 (as so amended, the "Trust II Certificate of Trust" and together with the Trust I Certificate of Trust, the "Certificates of Trust");

        (c)   The Trust Agreement of Trust I, dated as of September 19, 2000, between the Company and the trustees of Trust I named therein (the "Original Trust I Agreement");

        (d)   The Trust Agreement of Trust II, dated as of September 19, 2000, between the Company and the trustees of Trust II named therein (together with the Original Trust I Agreement, the "Original Trust Agreements");

        (e)   The Registration Statement (the "Registration Statement") on Form S-3, including a prospectus (the "Prospectus"), relating to the Preferred Securities of the Trusts representing preferred undivided beneficial interests in the assets of the Trusts (each, a "Preferred Security" and collectively, the "Preferred Securities"), to be filed by the Company and the Trusts with the Securities and Exchange Commission on or about March 20, 2015;

        (f)    A form of Amended and Restated Trust Agreement for each of the Trusts, to be entered into between the Company, the trustees of the Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust (including Exhibits A, C and D thereto) (collectively, the "Trust Agreements" and individually, a "Trust Agreement"), attached as an exhibit to the Registration Statement; and

        (g)   A Certificate of Good Standing for each of the Trusts, dated March 18, 2015, obtained from the Secretary of State.

        Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

        For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

        With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

        For purposes of this opinion, we have assumed (i) that each of the Original Trust Agreements is in full force and effect and constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, and that each of the Certificates of Trust is in full force and effect and has not been amended, (ii) that, at the time the Preferred Securities are issued by each Trust, the applicable Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, that the applicable Certificate of Trust will be in full force and effect and will not be amended and that the applicable Trust Agreement will be in full force and effect and will be executed in substantially the form reviewed by us, (iii) except to the extent provided in paragraph 1 below, the due creation, due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are parties to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vii) the receipt by each Person to whom a Preferred Security is to be issued by the Trusts (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for such Preferred Security, in accordance with the Trust Agreements and the Registration Statement, and (viii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Trust Agreements and the Registration Statement. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

        This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware, but including the Statutory Trust Act (12 Del. C. § 3801 et seq. (the "Statutory Trust Act")) and the Constitution of the State Delaware and reported judicial decisions interpreting such laws), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

        Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1.     Each of the Trusts has been duly formed and is validly existing in good standing as a statutory trust under the Statutory Trust Act.

        2.     The Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the applicable Trust.

        3.     The Preferred Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreements.

        We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Certain Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Richards, Layton & Finger, P.A.

CDK

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  Exhibit 5.2